Exhibit 23.1

BDO Trevisan Auditores Independentes Rua 7 de Setembro, 71 15º e 21º floors - Downtown Rio de Janeiro - RJ - Brazil 20050-005 Tel.: +55 (21) 2509-9627 Fax.: +55 (21) 2221-1395 www.bdotrevisan.com.br

Centrais Elétricas Brasileiras S.A. – ELETROBRÁS

Avenida Presidente Vargas, 409 – 13º andar, Edifício Herm. Stoltz – Centro

Rio de Janeiro, RJ, Brasil

Re: Consent of Independent Registered Public Accounting Firm

Dear Sirs,

We consent to the inclusion in this Amendment No. NYA 886143 to the Registration Statement of Centrais Elétricas Brasileiras S.A. - ELETROBRÁS (the “Company”) on Form 20-F of our report dated July 18, 2008, with respect to our audit of the consolidated balance sheet of the “Company”, as of December 31, 2007, and 2006 and the related consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows for the three years then ended, which report appears in the Registration Statement. We also consent to the reference to our Firm under the heading “Auditors” in such Registration Statement.

/s/ BDO Trevisan Auditores Independentes

BDO Trevisan Auditores Independentes

Rio de Janeiro – Brasil

July 18, 2008